UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

INFINITY RESOURCES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-152959	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 North Scottsdale Road, Suite 140 Scottsdale, Arizona	85257
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 889-2650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 16, 2013, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Quest Resources Group, LLC, a Delaware limited liability company (“Seller”), pursuant to which we acquired all of the issued and outstanding membership interests of Quest Resource Management Group, LLC, a Delaware limited liability company (“Quest”), held by Seller, comprising 50% of the membership interests of Quest (the “Quest Interests”). Our wholly owned subsidiary, Earth911, Inc., a Delaware corporation (“Earth911”), has held the remaining 50% of the membership interests of Quest for several years. Concurrently with the execution of the Securities Purchase Agreement, we assigned the Quest Interests to Earth911 so that Earth911 now holds 100% of the issued and outstanding membership interests of Quest. Quest engages in the business of recycling management for large and mid-size corporations in the automotive aftermarket, fleet, municipal, food service, hospitality, retail, office building, construction, hospital, and manufacturing industries.

The purchase price for the Quest Interests consisted of the following: (i) 12,000,000 shares of our common stock issued to Brian Dick, a 50% owner of Seller and Chief Executive Officer of Quest; (ii) 10,000,000 shares of our common stock issued to Jeff Forte, a 50% owner of Seller and President of Quest; (iii) a convertible secured promissory note in the principal amount of $11,000,000 payable to Mr. Dick; and (iv) a convertible secured promissory note in the principal amount of $11,000,000 payable to Mr. Forte. The convertible secured promissory notes issued to each of Messrs. Dick and Forte (collectively, the “Notes”) are each secured by a first-priority security interest in a 25% membership interest held by Earth911 in Quest (comprising a total of 50% of the membership interests of Quest) (the “Collateral”), as set forth in security and membership interest pledge agreements, by and between Earth911 and each of Messrs. Dick and Forte (collectively, the “Security Agreements”). The Securities Purchase Agreement provides that the Audit Committee of our Board of Directors has the sole authority and discretion to authorize payments due and owing under the Notes and to take any actions and make all decisions related to the Notes and the Security Agreements, and requires that we (a) deposit in escrow the total interest for the following month from our initial cash receipts from any source, including, without limitation, receivables, loans, sale of assets, or sale of securities, and (b) maintain a reserve of $1.5 million under our line of credit at all times to be used to make interest payments on the Notes, as determined in the sole discretion of the Audit Committee of our Board of Directors.

The Securities Purchase Agreement provides that Seller and Messrs. Dick and Forte may not engage or become financially interested in any Competitive Business within the Restricted Territory (each as defined in the Securities Purchase Agreement) for a period of five years. The Securities Purchase Agreement also provides restrictions with respect to customers of Quest and non-solicitation of employees of Quest for a period of five years. The Securities Purchase Agreement further provides that if there is an event of default on the Notes, Seller and Messrs. Dick and Forte may compete with us and solicit customers, provided that they resign from all positions held with us.

The foregoing description of the Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is attached hereto as Exhibit 2.7, and is hereby incorporated by reference into this Item 1.01. A copy of the press release announcing the completion of the Quest acquisition is filed herewith as Exhibit 99.1.

Stockholders Voting Agreement

In connection with the acquisition of Quest, we entered into a Stockholders Voting Agreement with Mitchell A. Saltz and Colton Melby (the “Class P Stockholders”), and Messrs. Dick and Forte (the “Class D Stockholders”), dated as of July 16, 2013, pursuant to which the Class P Stockholders and the Class D Stockholders agreed to vote all shares of our common stock owned by them or acquired by them in the future for a board consisting of six Class P Directors as designated by the Class P Stockholders or, in the absence of such designation, a majority of the Class P Directors, and three Class D Directors as designated by the Class D Stockholders, or in the absence of such designation, a majority of the Class D Directors. The initial Class D Directors will be Messrs. Dick and Forte and a third director to be nominated by the Class D Stockholders. The Stockholders Voting Agreement will continue until the earlier of (i) five years from the date of the agreement, (ii) such time as either the Class P Stockholders or the Class D Stockholders own less than 10% of our outstanding common stock, or (iii) the mutual agreement of the parties.

The foregoing description of the Stockholders Voting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Stockholders Voting Agreement, which is attached hereto as Exhibit 10.10, and is hereby incorporated by reference into this Item 1.01.

Convertible Secured Promissory Notes and Security and Membership Interest Pledge Agreements

As described in Item 2.03, on July 16, 2013, in connection with the closing of the Quest acquisition, we issued the Notes to Messrs. Dick and Forte, which are secured by the Security Agreements. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Employment-Related Agreements

As described in Item 5.02, on July 16, 2013, in connection with the closing of the Quest acquisition, we entered into (i) a transition services, amendment to severance agreement, and release with Barry M. Monheit (the “Transition Services, Amendment to Severance Agreement, and Release”), (ii) an employment agreement with Mr. Dick (the “Employment Agreement”), and (iii) a consulting agreement with Mr. Forte (the “Consulting Agreement”). The disclosure provided in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on July 16, 2013, we completed our acquisition of Quest pursuant to the Securities Purchase Agreement. The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Quest acquisition described in Item 1.01, on July 16, 2013, we issued the Notes to Messrs. Dick and Forte, each in the original principal amount of $11,000,000. The Notes are secured by the Security Agreements entered into by and between Earth911 and Messrs. Dick and Forte.

The Notes accrue interest at a rate of 7% per annum and are payable on a monthly basis on the 5th day of the month beginning on September 5, 2013. The principal amount will be due and payable in one installment on July 16, 2016. An event of default will occur under the Notes if (i) we default in the payment of the principal of or interest payable on the Notes and such default continues unremedied for 60 days after written notice to us and the Audit Committee of our Board of Directors; (ii) an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking (a) relief in respect of our or of a substantial part of our property or assets, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership, or similar law (any such law, a “Bankruptcy Law”), (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for a substantial part of our property or assets, or (c) the winding up or liquidation of our company; and such proceeding or petition continues undismissed for 60 days, or an order or decree approving or ordering any of the foregoing is entered; or (iii) we (a) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (b) consent to the institution of or the entry of an order for relief against us, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for a substantial part of our property or assets, (d) file an answer admitting the material allegations of a petition filed against us in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing our inability, or fail general to pay our debts as they become due, or (g) take any action for the purpose of effecting any of the foregoing. Upon an event of default, Mr. Dick and Mr. Forte will have the right to declare the outstanding principal, all interest, and any other sums accrued on the Notes to be due and payable. In addition, the Security Agreements provide that upon an Event of Default under the Notes Messrs. Dick and Forte may (i) exercise the voting and other consensual rights of Earth911 in the Collateral, (ii) receive all cash payments and dividends or other distributions payable in respect of the Collateral (and all rights of Earth911 to distributions on account of the Collateral will be suspended until such time as no event of default is continuing), and (iii) exercise any and all rights available to a secured party under the UCC.

The Notes are convertible at any time, in the sole discretion of each of Mr. Dick and Mr. Forte, into shares of our common stock at a price of $2.00 per share. In addition, the Notes are convertible, in our sole discretion, into shares of our common stock at a price of $2.00 per share at any time (i) after the two year anniversary of the Notes, (ii) the principal amount has been paid down by $5,000,000 as a result of the first capital raise, (iii) our common stock trades on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE MKT, and (iv) our common stock has traded at four times the $2.00 conversion price, as adjusted for any stock splits, reverse stock splits, or both.

The foregoing description of the Notes and the Security Agreements are only summaries and are qualified in their entirety by reference to the full text of the Notes and the Security Agreements, which are attached hereto as Exhibits 10.11 and 10.12 and Exhibits 10.13 and 10.14, respectively, and are hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the closing of the Quest acquisition described in Item 1.01, on July 16, 2013, we issued an aggregate of 22,000,000 shares of our common stock to Messrs. Dick and Forte as partial consideration for the acquisition of Quest. We issued the shares of common stock in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. Each of Messrs. Dick and Forte made representations to us that (i) the shares were being acquired by him for his own account and not with a view to the distribution of the shares, (ii) he had sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the acquisition of the shares, and (iii) he was supplied with, or had access to, information, including our public filings and any other information with respect to our financial condition, business, and prospects and other information he requested, to enable him to understand more fully the nature of the acquisition of the shares and to verify the accuracy of the information supplied.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Quest acquisition described in Item 1.01, on July 16, 2013, (i) Barry M. Monheit resigned all executive officer positions held by him with our company, Earth911, and our wholly owned subsidiary Youchange, Inc., an Arizona corporation (“Youchange”), and resigned as a director of Earth911 and Youchange, (ii) we appointed Brian Dick as our President, Chief Executive Officer, and a director, and (iii) we appointed Jeff Forte as a director. Mr. Monheit will continue to serve as a member of our Board of Directors.

Resignation of Barry M. Monheit

On July 16, 2013, we entered into the Transition Services, Amendment to Severance Agreement, and Release with Mr. Monheit in connection with his resignation. Beginning July16, 2013, for a period of 60 to 90 days, with such period to be determined in the sole discretion of our Chief Executive Officer (the “Transition Period”), Mr. Monheit will provide mutually agreed upon transition services to our company. During the Transition Period, Mr. Monheit will remain on our payroll as a full-time regular employee and continue to receive his full salary and all benefits. Upon the last day of the Transition period, Mr. Monheit will receive severance pursuant to the terms of the severance agreement, dated as of October 17, 2012, by and between us and Mr. Monheit (the “Severance Agreement”), as amended by the Transition Services, Amendment to Severance Agreement, and Release. As amended, Mr. Monheit’s Severance Agreement provides that (i) he will receive his base salary for a period of 18 months, (ii) all unvested stock-based compensation held by Mr. Monheit will vest as of the date of termination, (iii) we will continue health insurance coverage for Mr. Monheit for as long as he remains a director of our company, or will reimburse Mr. Monheit for continuation coverage pursuant to COBRA if he is terminated or resigns from his position as a director of our company or in the event that the insurance company will not permit coverage of Mr. Monheit, and will reimburse Mr. Monheit for coverage of his spouse on a separate plan, (iv) we will continue to provide Mr. Monheit with a cell phone during such 18-month period, and (v) we will provide Mr. Monheit with administrative support and access to office space at our offices if needed by Mr. Monheit, on an as available basis, during such 18-month period.

In exchange for the foregoing, the Transition Services, Amendment to Severance Agreement, and Release provides that Mr. Monheit releases our company, its predecessors, parent, subsidiaries, affiliated entities, and the past and present officers, directors, employees, shareholders, agents, successors, representatives, and assigns from any and all claims, charges, complaints, liabilities, and obligations of any nature whatsoever, whether now known or unknown, and whether asserted or unasserted, arising from any event or omission occurring prior to the date of the agreement, including any and all claims arising out of or which could arise out of the employment relationship between Mr. Monheit and each of our company, Earth911, and Youchange and Mr. Monheit’s resignation therefrom. Pursuant to the Transition Services, Amendment to Severance Agreement, and Release, we also released Mr. Monheit from any and all claims, rights, demands, actions, causes of action, damages, and liabilities of any and every kind, nature, and character whatsoever, whether based on a tort, contract, statute, or any other theory of recovery, whether known or unknown, arising or that could have been asserted on or before the date of the agreement, excluding claims of fraud, intentional tort, misappropriation of trade secrets, and breach of duties.

Appointment of Brian Dick

Mr. Dick, 38, is a co-founder of Quest and has served as its Chief Executive Officer since March 2007. Mr. Dick served as Vice President - Southeast Region of Atlantic Industrial Services, Inc., an industrial waste management and environmental contracting services company, from September 2001 to March 2007. From March 1998 to September 2001, Mr. Dick served as Regional Health and Safety Manager of Safety-Kleen Systems, Inc., an environmental services company. We believe Mr. Dick’s position as President and Chief Executive Officer of our company, his position as Chief Executive Officer and co-founder of Quest, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of Quest, and his extensive experience in the environmental services industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

On July 16, 2013, we entered into an employment agreement (the “Employment Agreement”) with Mr. Dick in connection with the closing of the Quest acquisition providing that Mr. Dick will serve as our President and Chief Executive Officer for a period of five years. The Employment Agreement provides that Mr. Dick will be entitled to receive a base salary of $325,000 per annum; an annual bonus based upon achievement of performance goals as determined by our Board of Directors, which bonus for 2013 will not be less than $250,000 if our 2013 EBITDAS (as defined in the Employment Agreement) is at least $5,000,000; a car allowance of $750 per month; and annual stock-based compensation awards determined by our Board of Directors. Mr. Dick will also be eligible to participate in executive compensation programs, group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by our Board of Directors and generally made available to our executive employees. Mr. Dick also will be entitled to severance benefits in certain events following a termination of employment by us or following a change in control as described in the Employment Agreement. The Employment Agreement also provides for (i) a non-competition period equal to the longer of 12 months after the termination of Mr. Dick’s employment with us and the period during which Mr. Dick receives cash severance and (ii) non-solicitation of our employees and customers for a period of 24 months after the termination of Mr. Dick’s employment with us. The Employment Agreement further provides that if there is an event of default on the Notes, Mr. Dick may compete with us and solicit customers, provided that he resigns from all positions held with us.

Appointment of Jeff Forte

Mr. Forte, 47, is a co-founder of Quest and has served as its President since March 2007. Mr. Forte served as Vice President of National Accounts for Atlantic Industrial Services, Inc., an industrial waste management and environmental contracting services company, from April 2003 to March 2007. From October 2000 to April 2003, Mr. Forte served as Vice President of National Accounts for Probex Oil Recovery Services, Inc., an energy technology company providing proprietary oil recovery services. Mr. Forte served as National Account Manager for Pennzoil-Quaker State Company from April 1998 to October 2000, as National Account Manager for Quaker State Oil Refining Corporation/Specialty Environmental Services, Inc. from August 1994 to April 1998, and as Regional Account Manager and Director of New Business Development for Specialty Environmental Services, Inc. from September 1991 to August 1994. We believe Mr. Forte’s service as President and co-founder of Quest, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of Quest, and his extensive experience in the environmental services industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

On July 16, 2013, we entered into a consulting agreement (the “Consulting Agreement”) with Mr. Forte in connection with the closing of the Quest acquisition providing that Mr. Forte will provide services to us as a special projects consultant on a part-time basis for a period of 12 months. The Consulting Agreement provides that Mr. Forte will be entitled to receive compensation of $25,000 per annum. Mr. Forte will also be eligible to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by our Board of Directors and generally made available to our part-time employees. The Consulting Agreement also provides for (i) a non-competition period of 12 months after the termination of Mr. Forte’s engagement with us and (ii) non-solicitation of our employees and customers for a period of 24 months after the termination of Mr. Forte’s engagement with us.

Messrs. Dick and Forte were each appointed to their respective positions pursuant to the Securities Purchase Agreement and the Stockholders Voting Agreement. There are no family relationships among any of our directors, executive officers, and each of Messrs. Dick and Forte. There are no related party transactions between us and Messrs. Dick and Forte reportable under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Transition Services, Amendment to Severance Agreement, and Release, the Employment Agreement, and the Consulting Agreement are only summaries and are qualified in their entirety by reference to the full text of the Transition Services, Amendment to Severance Agreement and Release, the Employment Agreement, and the Consulting Agreement, which are attached hereto as Exhibit 10.15, Exhibit 10.16, and Exhibit 10.17, respectively, and are hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

2.7	Securities Purchase Agreement, dated as of July 16, 2013, by and among Infinity Resources Holdings Corp., and Quest Resources Group, LLC, Brian Dick, and Jeff Forte

10.10	Stockholders Voting Agreement, dated as of July 16, 2013, by and among Infinity Resources Holdings Corp.; Mitchell A. Saltz and Colton Melby; and Brian Dick and Jeff Forte

10.11	Convertible Secured Promissory Note, dated as of July 16, 2013, issued to Brian Dick

10.12	Convertible Secured Promissory Note, dated as of July 16, 2013, issued to Jeff Forte

10.13	Security and Membership Interest Pledge Agreement, dated as of July 16, 2013, by and between Earth911, Inc. and Brian Dick

10.14	Security and Membership Interest Pledge Agreement, dated as of July 16, 2013, by and between Earth911, Inc. and Jeff Forte

10.15	Transition Services, Amendment to Severance Agreement, and Release, dated as of July 16, 2013, by and between Infinity Resources Holdings Corp. and Barry M. Monheit

10.16	Employment Agreement, dated as of July 16, 2013, by and between Infinity Resources Holdings Corp. and Brian Dick

10.17	Consulting Agreement, dated as of July 16, 2013, by and between Infinity Resources Holdings Corp. and Jeff Forte

99.1	Press release from Infinity Resources Holdings Corp., dated July 17, 2013, entitled “Infinity Resources Completes Acquisition of Quest Resource Management Group, LLC – Combination to Harness Commercial, Structural, and Cost Synergies”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2013	INFINITY RESOURCES HOLDINGS CORP.

	By:	/s/ Brian Dick
Brian Dick
President and Chief Executive Officer

EXHIBIT INDEX

2.7	Securities Purchase Agreement, dated as of July 16, 2013, by and among Infinity Resources Holdings Corp., and Quest Resources Group, LLC, Brian Dick, and Jeff Forte

10.10	Stockholders Voting Agreement, dated as of July 16, 2013, by and among Infinity Resources Holdings Corp.; Mitchell A. Saltz and Colton Melby; and Brian Dick and Jeff Forte

10.11	Convertible Secured Promissory Note, dated as of July 16, 2013, issued to Brian Dick

10.12	Convertible Secured Promissory Note, dated as of July 16, 2013, issued to Jeff Forte

10.13	Security and Membership Interest Pledge Agreement, dated as of July 16, 2013, by and between Earth911, Inc. and Brian Dick

10.14	Security and Membership Interest Pledge Agreement, dated as of July 16, 2013, by and between Earth911, Inc. and Jeff Forte

10.15	Transition Services, Amendment to Severance Agreement, and Release, dated as of July 16, 2013, by and between Infinity Resources Holdings Corp. and Barry M. Monheit

10.16	Employment Agreement, dated as of July 16, 2013, by and between Infinity Resources Holdings Corp. and Brian Dick

10.17	Consulting Agreement, dated as of July 16, 2013, by and between Infinity Resources Holdings Corp. and Jeff Forte

99.1	Press release from Infinity Resources Holdings Corp., dated July 17, 2013, entitled “Infinity Resources Completes Acquisition of Quest Resource Management Group, LLC – Combination to Harness Commercial, Structural, and Cost Synergies”